EXHIBIT A

CERTIFICATE OF DESIGNATION

SPECIAL 2025 SERIES A PREFERRED STOCK

OF

CYBER ENVIRO-TECH, INC.

Cyber Enviro-Tech, Inc., a Wyoming corporation (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation on December 19, 2025 (the "Effective Date").

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the certificate of incorporation of the Corporation, as currently in effect, the Board of Directors hereby fixes the relative rights, preferences, and limitations of the Corporation's Special 2025 Series A Preferred Stock as follows:

SPECIAL 2025 SERIES A PREFERRED STOCK

Section 1. Designation and Amount. The designation of this class of capital stock shall be "Special 2025 Series A Preferred," par value $0.0001 per share (the "2025 Series A Preferred Stock"). The number of authorized shares of 2025 Series A Preferred Stock is one (1) share.

Section 2. Voting Rights. Except as otherwise required by law, the holder of the share of 2025 Series A Preferred Stock shall have the following rights:

(a) **Number of Votes; Voting with Common Stock.** Except as provided by Wyoming statutes or Section 2(b) below, the holder of the 2025 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as-converted basis), par value $0.0001, and common stock, par value $0.0001 per share, of the Corporation (the "Common Stock") as a single class. The 2025 Series A Preferred Stock stockholder is entitled to sixty percent (60%) of all votes (including, but not limited to, common stock and any other preferred stock, including on an as-converted basis) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The 2025 Series A Preferred Stock shall not be divided into fractional shares.

(b) **Adverse Effects.** The Corporation shall not amend, alter, or repeal the preferences, rights, powers, or other terms of the 2025 Series A Preferred Stock so as to affect adversely the 2025 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2025 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. No Conversion Rights. The share of 2025 Series A Preferred Stock shall not be convertible into any other class or series of stock of the Corporation, including without limitation the common stock. The holder of the 2025 Series A Preferred Stock shall have no right or option to convert this preferred stock into any other securities of the Corporation.

Section 4. No Economic Value; No Dividends or Liquidation Rights. The share of 2025 Series A Preferred Stock shall have no economic value. The 2025 Series A Preferred Stock shall not be entitled to any dividends in respect thereof and shall not participate in any proceeds available to the Corporation's shareholders upon the liquidation, dissolution, or winding up of the Corporation. Upon any liquidation, dissolution, or winding up of the Corporation, the holder of the 2025 Series A Preferred Stock shall receive no consideration whatsoever and shall have no claim to any assets of the Corporation.

Section 5. No Further Rights. Except as expressly provided herein and as required by the Wyoming Business Corporation Act, the holder of the 2025 Series A Preferred Stock shall have no further rights, preferences, or privileges as a shareholder of the Corporation.

CERTIFICATION

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed on January 29, 2026.

CYBER ENVIRO-TECH, INC.

By: ____

Name (Print): Kim D. Southworth

Title: CEO

Date: January 29, 2026

ACKNOWLEDGED AND AGREED:

This Certificate of Designation shall become effective upon filing with the Wyoming Secretary of State (or such later effective date as may be specified in the Company's filing) and shall remain in full force and effect unless and until amended or repealed in accordance with the Wyoming Business Corporation Act and the Corporation's Articles of Incorporation.